Solar Capital Ltd. Repays its $75 Million of 5.875% Senior Secured Notes; Reduces Average Interest Expense

NEW YORK, NY -- (Marketwired - May 11, 2017) - Solar Capital Ltd. (NASDAQ: SLRC) (the "Company") announces that it has repaid its $75 million of 5.875% senior secured notes. The repayment was prefunded through the Company's recent $50 million and $100 million issuances of unsecured senior notes due May 8, 2022, with a weighted average fixed interest rate of 4.53%. Non-recurring financing costs associated with the issuances totaled $280,000 and $536,000, respectively, for the quarters ended December 31, 2016 and March 31, 2017. Excluding such financing costs, the Company's quarterly net investment income per share would have been $0.42 and $0.40, respectively, covering the Company's quarterly distributions. Since its IPO on February 9, 2010 and through March 31, 2017, the Company has earned taxable income in excess of its cumulative distributions to stockholders.

"We are pleased to reduce the average interest expense with the new issuances of unsecured senior notes," said Michael Gross, Chairman and CEO of Solar Capital Ltd. "Given our significant available capital and diverse investment verticals, we expect growth in our net investment income during 2017."

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770

Contact
Investor Relations
(646) 308-8770